Exhibit 23.3

Enterprise Strategy Group, Inc.
20 Asylum Street
Milford, MA 01757
Office: (508) 482-0188
Fax: (508) 482-0128

August 8, 2007

Re: Compellent Technologies, Inc.

We hereby consent to the use of our firm’s name in the Form S-1 of Compellent Technologies, Inc. (333-144255) and all amendments thereto (collectively, the “Form S-1”). We further consent to the quotation or summarization of our reports and surveys in the Form S-1.

Very truly yours,

/s/  Enterprise Strategy Group, Inc

Enterprise Strategy Group, Inc.